CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206556 of Entergy Corporation on Form S-8 of our report dated June 27, 2018, relating to the financial statements and supplemental schedule of the Savings Plan of Entergy Corporation and Subsidiaries, appearing in this Annual Report on Form 11-K of the Savings Plan of Entergy Corporation and Subsidiaries for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
June 27, 2018

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